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                                                                    EXHIBIT 10.1

                               AMENDMENT NO. 1 TO
               AMENDED AND RESTATED TRANSITION SERVICES AGREEMENT
                          (SELLER AS SERVICE PROVIDER)

     This AMENDMENT NO. 1 TO AMENDED AND RESTATED TRANSITION SERVICES AGREEMENT (SELLER AS SERVICE PROVIDER) (this "Amendment"), dated as of June 5, 2006, is made by and between Saks Incorporated, a Tennessee corporation ("Seller"), and The Bon-Ton Stores, Inc., a Pennsylvania corporation ("Buyer").

                                    RECITALS

     WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Transition Services Agreement (Seller as Service Provider), dated as of March 10, 2006 and effective as of March 5, 2006 (the "Agreement"); and

     WHEREAS, the parties desire to amend the Agreement to extend the term during which certain Services are provided by Seller or its Affiliates to Buyer and its Affiliates (with respect to the Business);

     NOW, THEREORE, the parties hereto agree as follows:

     1. Extension of Initial Service Period. The parties acknowledge and agree that Annex A to the Agreement shall be amended as follows:

     (a) The Benefits Administration Service shall be renewed for three (3) months (from September 5, 2006 through December 4, 2006) following the expiration of the initial service period (September 4, 2006); and

     (b) A new footnote "(i)" shall be added after "$41,520," the fee per month for the Benefits Administration Service, and footnote "(i)" shall state the following:

          "i. The monthly fee for Benefits Administration for the last month of the renewal period shall be reduced to $11,425. During this last month, only retirement plan (pension and 401(k)) administration services shall be provided, including, among others, employee termination processing (performing calculations, sending applicable forms and documentation to participants, etc.); participant payment processing (upon receipt of applicable forms, processing forms including entering distributions on-line with trustee for payment and reconciling all activity); applicable year-end valuation work; and applicable informal pension plan administration."

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     2. Capitalized Terms. Terms that are used but not defined herein shall have the meanings ascribed to such terms in the Agreement.

     3. Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

     IN WITNESS WHEREOF, each of the parties has caused the Amendment to be duly executed as of the date set forth above.

                                        SAKS INCORPORATED


                                        By: /s/ Charles J. Hansen
                                            ------------------------------------
                                        Name: Charles J. Hansen
                                        Title: Executive Vice President


                                        THE BON-TON STORES, INC.


                                        By: /s/ James H. Baireuther
                                            ------------------------------------
                                        Name: James H. Baireuther
                                        Title: Vice Chairman

                      SIGNATURE PAGE TO AMENDMENT NO. 1 TO
 AMENDED AND RESTATED TRANSITION SERVICES AGREEMENT (SELLER AS SERVICE PROVIDER)